                                                                    EXHIBIT 10.7

                           ARTICLES OF INCORPORATION

                                      OF

                          READING ENTERTAINMENT, INC.

                             A NEVADA CORPORATION


     I, the Undersigned, being the original incorporator herein named, for the purpose of forming a corporation under Chapter 78 of the Nevada Revised Statutes (the "NRS"), to do business both within and without the State of Nevada, do make and file these Articles of Incorporation hereby declaring and certifying that the facts herein stated are true:

                                   ARTICLE I
                                     NAME

     The name of the corporation is Reading Entertainment, Inc. (the "Corporation").

                                  ARTICLE II
                      RESIDENT AGENT AND REGISTERED OFFICE

     The name and address of the Corporation's resident agent for service of process is Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                  ARTICLE III
                                    PURPOSE

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the NRS.

                                  ARTICLE IV
                                 CAPITAL STOCK

          4.1.  Number of Shares Authorized; Par Value.  The aggregate number
                --------------------------------------
of shares which the Corporation shall have authority to issued is thirty-five million (35,000,000) shares of which ten million (10,000,000) shares with the par value $.001 per share shall be designated "Preferred Stock" and twenty-five million (25,000,000) shares with the par value $.001 per share shall be designated "Common Stock."

          4.2.  Preferred Stock.  The Preferred Stock may be issued at any time
                ---------------
from time to time, in any one or more series, and any such series shall be comprised of such number of shares and may have such voting powers, whole or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions thereof, including liquidation preferences, as shall be stated and expressed in the resolution or resolutions of the board of directors of the Corporation, the board of directors being hereby expressly vested with such power and authority to the full extent now or hereafter permitted by law.

          4.3.  Restrictions on Common Stock.  No share of Common Stock, or of
                ----------------------------
any other security of the Corporation which is treated as stock for purposes of
Section 382 of the Internal Revenue Code of 1986, as amended (the "Code") (the Common Stock and any such other securities being hereinafter referred to as "New Stock"), shall be transferable or assignable in any respect, either of record or beneficially, unless such transfer or assignment is permitted under the following provisions:

               (a) Until the earliest of January 1, 2003, such date as the Corporation shall no longer have any unutilized federal income tax net operating loss carry forwards (the "Carryforwards") or such date after which Section 382 of the Code is repealed or so substantially modified that in the opinion of counsel to the Corporation the restrictions on transfer described herein are no longer necessary to accomplish their intended purpose: (i) any attempted sale, transfer, assignment or other disposition (including the granting of any option or entering into any agreement for the sale transfer assignment or other disposition), whether voluntary or involuntary, whether of record or beneficially and whether by operation of law or otherwise (a "Transfer"), of any share or shares of the New Stock of the Corporation or of any option, convertible security or other right to purchase or acquire such stock (collectively, "Rights") to any person or entity or group or persons or entities acting in concert (a "Transferee") who or which, directly or indirectly or by application of the constructive ownership rules set forth in Section 382(1)(3) of the Code and the Income Tax Regulations as now in effect or hereinafter promulgated pursuant thereto (the "Regulations"), owns, prior to the Transfer, an aggregate number of shares of the Corporation's outstanding New Stock having a fair market value equal to or greater than four point seven five percent (4.75%) of the fair market value of the total number of shares of the Corporation's outstanding New Stock shall be void ab initio insofar as it purports to transfer ownership to such Transferee, and (ii) any attempted Transfer of any share or shares of the New Stock of the Corporation or of any Rights to any Transferee not described in clause (i) hereof who or which directly, indirectly or by application of the constructive ownership rules in Section 382(1)(3) of the Code and Regulations, would own as a result of the Transfer, or as a result of a subsequent Transfer of any share or shares of the New Stock or Rights, an aggregate number of shares of the Corporation's outstanding New Stock having a fair market value equal to or greater than four point seven five percent (4.75%) of the fair market value or total number of shares of the Corporation's outstanding New Stock shall, as to the number of shares or Rights representing such excess over four point seven five percent (4.75%), be void ab initio insofar as it purports to transfer ownership to such Transferee of any shares of New Stock or Rights.

               (b)  The restrictions contained in paragraph (a) of this Section
     4.3 of this Article Fourth have been included herein for the purpose of reducing the risk of occurrence of an "ownership change" as that term is defined in Section 382(g) of the Code and the Regulations that would result in the limitation or elimination of the Corporation's utilization of the Carryforwards.

               (c)  Neither clause (i) or (ii) of paragraph (a) of this Section
     4.3 of this Article Fourth shall restrict any Transfer of New Stock of the Corporation or Rights if (i) the prior written approval of the board of directors of the Corporation shall have been obtained with respect to such Transfer and (ii) if so requested by the board of directors of the Corporation, counsel to the Corporation shall have delivered its opinion that such Transfer would not result in an "ownership change" within the meaning of Section 382(g) of the Code and the Regulations that would result in the limitation or elimination or the Corporation's utilization of the Carryforwards. The board of directors shall have the authority, in its sole discretion, to adopt procedures for the orderly and effective administration and implementation of this Section 4.3, and, in deciding whether to approve any proposed Transfer of New Stock or Rights, the Corporation acting through any officer may request all relevant information, as well as an opinion of counsel, in form and substance reasonably satisfactory to the board of directors. No employee or agent of the Corporation shall be permitted to record any attempted or purported Transfer of the New Stock or Rights made in violation of this Article Fourth and no Transferee of the New Stock or Rights effected in violation of this Article Fourth shall be deemed to have acquired ownership of New Stock or Rights for any purpose. Such intended Transferee shall not be entitled to any rights as a stockholder of the Corporation with respect to such New Stock, including, without limitation, the right to vote such New Stock or to receive any distributions in respect thereof, whether as dividends or in liquidation.

               (d) If the procedures adopted by the board of directors of the Corporation so require, the Corporation's transfer agent for any of the Corporation's securities (the "Transfer Agent") shall not issue any certificates transferring, assigning or disposing of or purporting to transfer assign or otherwise dispose of legal ownership of any shares of New Stock or Rights unless the Transfer Agent receives from the proposed Transferee, in addition to any other information requested by it, a certificate signed under penalty of perjury attesting to the fact that the Transferee is not and will not become as a result of the proposed Transfer, an owner of an aggregate number of shares of the Corporation's outstanding New Stock or Rights having a fair market value equal to or greater than four point seven five percent (4.75%) of the fair value of the total number of shares of the Corporation's outstanding New Stock. If at any time the Transfer Agent receives a request to make a change in record ownership of shares of New Stock or Rights which, if effective, would appear to the Transfer Agent on the basis of information in its possession to constitute a violation of this Article Fourth, then, prior to registering such change in ownership on the books of the Corporation, the Transfer Agent shall notify the Corporation. If the board of directors or an officer designated by the board of directors determines that the proposed change in ownership would violate this Article Fourth, then the Corporation shall so advise the Transfer Agent and the Transfer Agent shall not make such change in ownership on the books of the Corporation and shall return the certificates representing such shares of New Stock or Rights to the holder of record thereof.

               (e) If, notwithstanding the foregoing prohibition, a Transferee shall, voluntarily or involuntarily, purportedly become or attempt to become the purported owner (the "Purported Owner") of shares of New Stock or Rights, or both, in excess of the limitations set forth above (the shares and Rights, including shares of New Stock issued in respect of Rights, so exceeding such limitations set forth herein shall be referred to herein as the "Excess Shares"), then:

                    (i) The Purported Owner shall not obtain any rights in and to the Excess Shares, and the purported Transfer of the Excess Shares to the Purported Owner shall not be recognized by the Corporation or its Transfer Agent. Until the Excess Shares are transferred to a person whose acquisition thereof will not violate the foregoing limitations (a "Permitted Transferee"), (A) the Excess Shares shall be voted by such person as shall be appointed by the board of directors of the Corporation, which person shall be deemed to have been granted a proxy to vote the Excess Shares, (B) the transferor of the Excess Shares to the Purported Owner (the "Purported Owner's Transferor") shall be deemed to have retained the Excess Shares and shall hold and be entitled to exercise all other rights incident to ownership of such Excess Shares, and (C) if the Excess Shares are Rights, they may not be exercised, converted or exchanged until transferred to, and exercised, converted or exchanged in accordance with their terms by, a Permitted Transferee; provided, however, that notwithstanding the foregoing, in the event shares of New Stock are issued in respect of Rights which are Excess Shares prior to notice to the Corporation or its Transfer Agent that such Rights are Excess Shares, the shares of New Stock so issued shall be deemed to be issued and outstanding shares of New Stock of the Corporation and shall be Excess Shares deemed retained by the Purported Owner's Transferor. Rights issued by the Corporation shall reflect the provisions of the foregoing sentence. All Excess Shares will continue to be issued and outstanding.

                    (ii) If the Transfer Agent obtains possession of a certificate or certificates representing the Excess Shares, the Transfer Agent shall deliver such certificate or certificates to a trustee appointed by the Corporation's board of directors (the "Share Trustee") who shall proceed forthwith to sell or cause the sale of the Excess Shares to a Permitted Transferee. If the Transfer Agent does not have possession of such certificate, upon notice from the Corporation of the existence of Excess Shares and the identity of the Purported Owner, the Share Trustee shall take all lawful action to cause the Purported Owner to deliver or cause delivery of the Excess Shares and any indicia of ownership thereof to the Share Trustee and, upon obtaining possession thereof, the Share Trustee shall proceed forthwith to sell or cause the sale of the Excess Shares to a Permitted Transferee. The Share Trustee shall sell or cause the sale of the Excess Shares in the then existing public market or in such other commercially reasonable fashion as the Corporation shall direct. In performing the duties herein imposed upon it, the Share Trustee shall act at all times as the agent for the Purported Owner's Transferor.

                    (iii) Once the Excess Shares are acquired by a Permitted Transferee, the Permitted Transferee shall have and shall be entitled to exercise all rights incident to the ownership of such Excess Shares.

                    (iv) The proceeds from the sale of the Excess Shares (the "Proceeds") shall be distributed as follows: (A) first, to the Share Trustee to cover its costs and expenses; (B) second, to the Purported Owner, if known, in an amount up to the amount paid by the Purported Owner, if determinable, for the Excess Shares; and (C) third and finally, the remaining Proceeds, if any, shall be distributed to the Purported Owner's Transferor, if known, and if not known, such remaining Proceeds shall be held by the Corporation for the benefit of the Purported Owner's Transferor or such other person as their interests may appear. Notwithstanding anything contained in this Article Fourth to the contrary, the Corporation shall at all times be entitled to make application to any court of equitable jurisdiction within the State of Nevada for an adjudication of the respective rights and interests of any person in and to the Proceeds pursuant to this Article Fourth and applicable law and for leave to pay the Proceeds into such court.

               (f) Immediately upon the purported acquisition of any Excess Shares, the Purported Owner thereof shall give, or cause to be given, written notice thereof to the Corporation. Each owner of shares of New Stock and Rights shall furnish to the Corporation all information reasonably requested with respect to all shares of New Stock and Rights directly and indirectly owned by such person.

               (g) Upon a determination by the board of directors of the Corporation that a person has attempted or may attempt to transfer or to acquire Excess Shares, the board of directors may take such action as it deems advisable to refuse to give effect to such Transfer or acquisition on the books and records of the Corporation, including, without limitation, to cause the Transfer Agent to record the Purported Owner's Transferor as the record owner of the Excess Shares, to refuse to issue shares of New Stock upon the purported exercise of Rights which are Excess Shares and to institute proceedings to enjoin or rescind any such Transfer or acquisition.

               (h)  To the extent permitted by the Regulations promulgated under
     Section 382 of the Code, in determining whether any person has become a Purported Owner of Excess Shares, the Corporation may rely on filings on Schedules 13D and 13G as required by Rule 13d-1 of the Securities Exchange Act of 1934, as amended.

               (i) If any provision of this Article Fourth or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

               (j) All certificates representing shares of New Stock shall conspicuously bear the following legend:

          The shares represented by this certificate are subject to certain restrictions on transfer set forth in Article Fourth of the Corporation's Articles of Incorporation, the full text of which is available at the offices of the Corporation or on request to the Corporation. ANY ATTEMPT TO ACQUIRE STOCK OF THE CORPORATION IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID AND MAY RESULT IN FINANCIAL LOSS TO THE PERSON OR ENTITY ATTEMPTING SUCH ACQUISITION.

                                   ARTICLE V
                                   DIRECTORS

     The business and affairs of the Corporation shall be managed by or under the direction of the board of directors, which initially shall consist of one director. Provided that the Corporation has at least one director, the number of directors may at any time or times be increased or decreased as provided in the bylaws; provided, however that the number of directors shall not exceed ten. The name and address of the initial member of the board of directors is as follows:

          NAME                                   ADDRESS
          ----                                   -------
S. Craig Tompkins                 c/o Craig Corporation
                                  550 South Hope Street, Suite 1825
                                  Los Angeles, California 90071


                                  ARTICLE VI
                                    BYLAWS

     In furtherance and not in limitation of the powers conferred upon the board of directors of the Corporation by the NRS, the board of directors shall have the power to alter, amend, change, add to and repeal, from time to time, the bylaws of the Corporation, subject to the rights of the stockholders entitled to vote with respect thereto to alter, amend, change, add to and repeal the bylaws adopted by the directors of the Corporation.

                                  ARTICLE VII
                             ELECTION OF DIRECTORS

     Except as may otherwise be provided in the bylaws of the Corporation, the election of directors may be conducted at a meeting of the stockholders, whether telephonic or not, within or without the State of Nevada or by written consent and such election need not be by written ballot.

                                 ARTICLE VIII
                                SALE OF ASSETS

     In furtherance of the powers conferred on the stockholders of the Corporation by the NRS, the stockholders of the Corporation shall have the power to vote on any proposed sale of substantially all of the Corporation's assets.

                                  ARTICLE IX
                    AMENDMENT OF ARTICLES OF INCORPORATION

     In the event the board of directors of the Corporation determines that it is in the Corporation's best interest to amend these Articles of Incorporation, the board of directors shall adopt a resolution setting forth the proposed amendment and declaring its advisability and submit the matter to the stockholders entitled to vote thereon for the consideration thereof in accordance with the provisions of the NRS and these Articles of Incorporation. In the resolution setting forth the proposed amendment, the board of directors may insert a provision allowing the board of directors to later abandon the amendment, without concurrence by the stockholders, after the amendment has received stockholder approval but before the amendment is filed with the Nevada Secretary of State.

                                   ARTICLE X
                                 INCORPORATOR

     The name and address of the incorporator of the Corporation is Elizabeth A. Savage, Kummer Kaempfer Bonner & Renshaw, 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

                                  ARTICLE XI
                     ACQUISITIONS OF CONTROLLING INTEREST

     The Corporation elects not to be governed by the provisions of Chapters
78.378 to 78.3793, inclusive, of the NRS pertaining to acquisitions of controlling interest.

                                  ARTICLE XII
                   COMBINATIONS WITH INTERESTED STOCKHOLDERS

     The Corporation elects not to be governed by the provisions of Chapters
78.411 to 78.444, inclusive, of the NRS pertaining to combinations with interested stockholders.

                                 ARTICLE XIII
                      DIRECTORS' AND OFFICERS' LIABILITY

     A director or officer of the Corporation shall not be personally liable to this Corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or
(ii) the unlawful payment of distributions. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

                                  ARTICLE XIV
                                   INDEMNITY

     Every person who was or is a party to, or is threatened to be made a party to, or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, or as its representative in a partnership, joint venture trust or other enterprise, shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him in connection therewith. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person. The expenses of directors, officers, employees and agent incurred in defending a civil or criminal action, suit or proceeding must be paid by the Corporation as they are incurred and in advance of the final disposition of the action suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation. Such right of indemnification shall not be exclusive of any other right which such directors, officers, employees or agents may have or hereafter acquire, and, without limiting the generality of such statement, they shall be entitled to their respective rights of indemnification under any bylaw, agreement, vote of stockholders, provision of law, or otherwise, as well as their rights under this Article.

     Without limiting the application of the foregoing, the board of directors may adopt bylaws from time to time with respect to indemnification, to provide at all times the fullest indemnification permitted under the laws of the State of Nevada, and may cause the Corporation to purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the Corporation would have the power to indemnify such person. The indemnification provided in this Article shall continue as to a person who has ceased to be a director, officer, employee, agent, and shall inure to the benefit of the heirs, executors and administrators of such person.

     In witness whereof, I have hereunto set my hand this 25th day of October, 1999, declaring and certifying that the facts stated hereinabove are true.



                                       _________________________________
                                       Elizabeth A. Savage, Incorporator

                           CERTIFICATE OF ACCEPTANCE
                       OF APPOINTMENT BY RESIDENT AGENT

In the Matter of Reading Entertainment, Inc.:

     We, Kummer Kaempfer Bonner & Renshaw, do, hereby certify that on the 25th day of October, 1999, we accepted the appointment as Resident Agent of the above-entitled corporation in accordance with Section 78.090 of the Nevada Revised Statutes.

     Furthermore, that the registered office in this State is located at 3800 Howard Hughes Parkway, Seventh Floor, Las Vegas, Nevada 89109.

     In witness whereof, I have hereunto set my hand this 25th day of October, 1999.


                                       Kummer Kaempfer Bonner & Renshaw



                                       By:  ___________________________________
                                            Elizabeth A. Savage